EXHIBIT 10.9

Execution Copy

BORROWER/SUBSIDIARY PLEDGE AGREEMENT

THIS BORROWER/SUBSIDIARY PLEDGE AGREEMENT (this “Agreement”) is made as of the 25th day of May, 2006, by and between Nestor, Inc., a Delaware corporation (the “Borrower”), Nestor Traffic Systems, Inc., a Delaware corporation (“NTS”), and CrossingGuard, Inc., a Delaware corporation (“CGI”), and U.S. Bank National Association, as collateral agent for the Purchasers (as that term is defined in the Securities Purchase Agreement referred to below) (together with its successors and assigns in such capacity, the “Agent”). NTS, CGI and the Borrower are each referred to herein individually as a “Pledgor” and collectively as the “Pledgors.”

Background

On May 24, 2006, the Purchasers and the Agent entered into a Securities Purchase Agreement (as amended, extended, supplemented, restated, or otherwise modified from time to time, the “Securities Purchase Agreement”) with the Borrower, pursuant to which the Purchasers agreed to purchase the Notes from the Borrower on the terms and conditions described therein.

One of the prerequisites to the Purchasers entering into the Securities Purchase Agreement is that the Pledgors shall have entered into this Agreement and shall have granted to the Agent for the benefit of the Purchasers a security interest in the Collateral (as defined below) to secure its obligations under the Securities Purchase Agreement and certain related documents and agreements as more fully set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

1.	DEFINITIONS.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Securities Purchase Agreement or the Uniform Commercial Code, as applicable. The following terms shall have the following meanings:

“Collateral” shall mean:

(a)  all Investment Property, Securities Entitlements and General Intangibles respecting ownership and/or other equity interests in each Subsidiary of a Pledgor, but in any event shall include, include, without limitation, the shares of capital stock and other securities of, or issued by, any of the entities listed on Schedule I hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other equity interests of any Subsidiary of a Pledgor obtained in the future by a Pledgor or in which a Pledgor shall have any rights, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights of a Pledgor to receive monies due and to become due pursuant thereto and all other rights related to the Pledged Securities (all the foregoing being referred to herein as “Pledged Interests”);

(b)  all rights under the Organizational Documents of any Subsidiary of a Pledgor and all other agreements related to the Pledged Securities, as such documents and agreements may be amended, modified, supplemented and/or restated from time to time, and all rights of the Pledgors to receive monies due and to become due pursuant thereto;

(c)  all other property which may be delivered to and held by the Agent pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

(d)  all Proceeds of the Pledged Securities and Pledged Interests and of such other property, including, without limitation, all dividends, interest, cash, notes, securities, equity interests or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities, Pledged Interests or other property.

“Event of Default” has the meaning given to such term in the Notes.

“Law” shall mean all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and order of courts or governmental authorities and all orders and decrees of all courts and arbitrators.

“Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

“Organizational Documents” shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Proceeds” shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to a Pledgor or the Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever, cash and non-cash) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, (e) any dividends or other distributions associated with the Collateral, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” shall mean, collectively, the following obligations of the Grantors, whether now existing or hereafter incurred:

(a)  (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes, and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any bankruptcy, reorganization or similar proceeding (an “Insolvency Proceeding”) involving any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Securities Purchase Agreement or any of the Transaction Documents; and

(b)  the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Purchasers under the Notes, for so long as they are outstanding.

“Uniform Commercial Code” shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the State of New York or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the State of New York, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, proposed changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling. Similarly, the term “but in any event shall include” shall be construed to mean that each specifically enumerated item is included in the defined category whether or not it would otherwise be so included. For example, where the phrase “as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . .” is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

2.  CREATION OF SECURITY INTEREST.

As security for the payment and performance in full of the Secured Obligations, each Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the benefit of the Purchasers, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, to have and to hold the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto; subject, however, to the terms, covenants and conditions hereinafter set forth.

3.  DELIVERY OF COLLATERAL.

3.1  At Time of Execution of Agreement. Contemporaneously with the execution of this Agreement or, in any event, prior to the Closing Date, the Pledgors shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, (b) any and all certificates and other instruments or documents representing any of the other Collateral and (c) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements. The Pledgors are, contemporaneously with the execution hereof, delivering to the Agent, or have previously delivered to the Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

3.2  Subsequent Delivery of Collateral. If any Pledgor shall become entitled to receive or shall receive any securities or other property in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Pledgor agrees to deliver to the Agent such securities or other property, including, without limitation, shares of Pledged Securities or instruments representing Pledged Interests acquired after the Closing Date, or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Pledgor or any Subsidiary of the Pledgor but excluding dividends and interest permitted to be retained by the Pledgor under Section 5 hereof:

(a)  to accept the same as the agent of the Purchasers;

(b)  to hold the same in trust on behalf of and for the benefit of the Purchasers; and

(c)  to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth (5th) Business Day following the receipt thereof by such Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement, as additional Collateral.

4.  REPRESENTATIONS AND WARRANTIES OF PLEDGOR.

4.1  Representations and Warranties. Each Pledgor represents and warrants that each representation and warranty set forth in the Transaction Documents that relates to or refers to the Pledgor or the Collateral (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and is true and correct on and as of the date hereof. Without limiting the generality of the foregoing, each Pledgor further represents and warrants that:

(a)  The Pledged Securities are not subject to any Organizational Document, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this Agreement.

(b)  The capital stock and other equity interests listed on Schedule I hereto represent all of the capital stock and other equity interests of the Subsidiaries of the Pledgors held by the Pledgors in any Subsidiary of the Pledgors.

(c)  The jurisdiction of formation and the chief executive office of the Pledgors and the other offices or places of business of the Pledgors or any offices where records concerning the Collateral are kept are set forth on Schedule II hereto. No Pledgor is known by any other name except the name appearing on the signature page hereof.

(d)  Each Pledgor has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by Law or by its Organizational Documents) to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the authorized, valid and legally binding obligations of each Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)  All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Pledgors are the legal and beneficial owners of the Pledged Securities as reflected on Schedule I, free and clear of any Lien except for the security interests created by this Agreement.

(f)  The pledge of the Pledged Securities pursuant to this Agreement and the filing of the necessary financing statements (which filings have been duly made or will be made substantially simultaneously with the execution of this Agreement) create a valid and perfected first priority security interest in the Collateral securing payment of the Secured Obligations.

(g)  The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral by their express terms do not provide that they are securities governed by Article 8 of the Uniform Commercial Code and are not held in a securities account or by any financial intermediary.

4.2  Survival of Representations and Warranties. All the foregoing representations and warranties (including, without limitation, those incorporated by reference) shall survive the execution and delivery of this Agreement and shall continue until this Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of the Agent or any Purchaser.

5.  VOTING; DIVIDENDS.

5.1  Rights Prior To Default. Other than during the existence of an Event of Default:

(a)  each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Transaction Documents.

(b)  Subject to and limited by the provisions set forth in the Securities Purchase Agreement and the other Transaction Documents, each Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments paid in respect of the Collateral, provided, however, that any and all:

(i)  dividends or other payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;

(ii)  dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

(iii)  cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or exchange for, any Collateral, except as specifically permitted by the Securities Purchase Agreement, shall forthwith be delivered to the Agent to hold as Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Agent on behalf of the Purchasers, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

The Agent shall execute and deliver to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which they are authorized to receive and retain pursuant to paragraph (ii) above.

5.2  Rights Upon Redemption Event. Upon the occurrence of any event pursuant to which the Pledgor may be entitled to receive payment in exchange for the Pledged Securities pursuant to redemption rights, a put option or otherwise,

(a)  Any funds payable to holders of the applicable Pledged Securities (a “Redemption Payment”) shall be paid over to the Agent to be held as additional Collateral or, at the option of the Agent, applied against the Secured Obligations; and

(b)  If a Pledgor for any reason receives all or any portion of a Redemption Payment, such Pledgor shall receive it in trust for the benefit of the Purchasers, shall segregate it from other funds of the holder, and shall pay it over to the Agent to be held as additional Collateral or, at the option of the Agent, applied against the Secured Obligations.

5.3  Rights After a Default. Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 10 below:

(a)  Subject to Section 11 below, (i) upon notice to a Pledgor by the Agent, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 5.1 above and (ii) all rights of such Pledgor to receive the dividends, interest and other payments which it would otherwise be authorized to receive and retain pursuant to subsection 5.1 above shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other payments.

(b)  All dividends, interest and other payments which are received by a Pledgor contrary to the provisions of paragraph (a) of this subsection 5.3 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

5.4  Liability of Agent and of the Purchasers. Nothing in this Agreement shall be construed to subject the Agent or any Purchaser to liability as a partner in any Subsidiary of the Pledgor that is a partnership or as a member in any Subsidiary of the Pledgor that is a limited liability company, nor shall the Agent or any Purchaser be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of such a Subsidiary or otherwise, unless and until the Agent exercises its right to be substituted for the Pledgor as a partner or member, as applicable, pursuant hereto.

6.  COVENANTS OF PLEDGOR.

6.1  Transaction Documents; Voting; Sales. Each of the covenants and agreements which is set forth or incorporated in the Transaction Documents and which is applicable to a Pledgor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and each Pledgor agrees to perform and abide by each such covenant and agreement. Without limiting the generality of the foregoing and in furtherance thereof, each Pledgor shall vote the Pledged Securities to comply with the covenants and agreements set forth in the Transaction Documents. Without limiting the generality of the foregoing, no Pledgor shall sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in connection with a sale or other disposition permitted under the provisions of the Securities Purchase Agreement or the other Transaction Documents.

6.2  Proceeds of Collateral Disposition. During the continuance of an Event of Default, at the Agent’s request, each Pledgor having Pledged Securities shall establish and maintain at all times a trust account with the Agent, and all Proceeds not required to pay down the Secured Obligations in accordance with the Transaction Documents, before or after an Event of Default, shall be deposited directly and immediately into such account. The Pledgors shall be responsible for all costs and fees arising with respect to such account at the standard rates. The Pledgors expressly and irrevocably authorizes and consents to the ability of the Agent to charge such trust account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and apply those funds against any and all Secured Obligations.

6.3  Notice of Changes in Representations. A Pledgor shall notify the Agent in advance of any event or condition which would cause any representation and warranty set forth in Section 4.1 above to fail to be true, correct and complete.

6.4  Defense of Title. Each Pledgor shall defend its and the Agent’s respective title and interest in and to the Collateral against all Liens except Permitted Liens.

6.5  Additional Pledgor. At any time after the date of this Agreement, if Nestor Interactive, Inc. (“NII”) ceases to be inactive or has significant assets other than net operating losses, it shall become a Pledgor hereunder and the Borrower shall cause NII to signify its acceptance of the terms hereof by execution and delivery to the Agent of a counterpart of this Agreement, as then in effect.

7.  FURTHER ASSURANCES.

Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgors and their Subsidiaries, the Pledgors will, and will cause their Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

8.  AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES.

8.1  Appointment as Attorney-in-fact. Effective upon the occurrence of an Event of Default, and so long as such Event of Default is continuing, each Pledgor hereby appoints the Agent as its true and lawful agent, proxy and attorney-in-fact for the purpose of carrying out this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation, the execution on behalf of such Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to such Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding. This appointment is irrevocable and coupled with an interest and any proxies heretofore given by a Pledgor to any other Person are revoked. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents to which each Pledgor or any Subsidiary of a Pledgor is subject or to which any is a party.

8.2  Filing of Financing Statements and Preservation of Interests. Each Pledgor hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (or similar documents required by any laws of any applicable jurisdiction), and such other documents as the Agent may require to perfect, preserve and protect the security interests granted herein all without signature (except to the extent such signature is required under the laws of any applicable jurisdiction) and ratifies all such actions taken by the Agent.

8.3  Registration of Securities. Each Pledgor and each Subsidiary of a Pledgor shall register the pledge of the shares included in the Collateral in the name of the Agent on the books of such Pledgor or such Subsidiary. Upon the occurrence of an Event of Default, each Pledgor and each Subsidiary of a Pledgor shall at the direction of the Agent register the shares included in the Collateral in the name of the Agent on the books of such Pledgor and such Pledgor’s Subsidiaries.

8.4  Performance of Pledgor’s Duties. In furtherance, and not by way of limitation, of the foregoing subsections 8.1 and 8.2, if (at any time either before or after the occurrence of an Event of Default) a Pledgor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by such Pledgor and its Subsidiaries; provided, however, that nothing herein shall be deemed to relieve a Pledgor from fulfilling any of its obligations hereunder.

8.5  Acts May Be Performed By Agents and Employees. Any act of the Agent to be performed pursuant to this Section 8 or elsewhere in this Agreement may be performed by agents or employees of the Agent.

9.  STANDARD OF CARE.

9.1  In General. No act or omission of any Purchaser (or agent or employee of any of the foregoing) shall give rise to any defense, counterclaim or offset in favor of the Pledgors or any claim or action against any such Purchaser (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Purchaser (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to other collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

9.2  Reliance on Advice of Counsel. In taking any action under this Agreement, the Agent shall be entitled to rely upon the advice of counsel of the Agent’s choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

9.3  No Obligation To Act. The Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Purchasers; provided, however, that the Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Agent, it shall have been provided indemnity from the Borrower satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provisions of this Agreement or any Security Document shall otherwise be construed to require the Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Securities Purchase Agreement. No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Agent in such jurisdiction or impose a tax on the Agent by reason thereof.

9.4  Action by Agent. Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Agent shall have no obligation to take any actions under the Security Documents.

10.  DEFAULT.

10.1  Certain Rights Upon Default. In addition to any other rights accorded to the Agent and the Purchasers hereunder, upon the occurrence and during the continuation of an Event of Default:

(a)  The Agent shall be entitled to receive any interest, cash dividends or other payments on the Collateral and, at the Agent’s option, to exercise in the Agent’s discretion all voting rights pertaining thereto as more fully set forth in Section 5 above. Without limiting the generality of the foregoing, the Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Pledgors or any Subsidiary of a Pledgor.

(b)  Each Pledgor and each Subsidiary of a Pledgor shall take any action necessary or required or requested by the Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

(c)  The Agent shall have all of the rights of a Purchaser under the Uniform Commercial Code and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least five (5) Business Days written notice to the Pledgors of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale. The Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee’s name. The Agent shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys’ fees and allocated costs of attorneys who are employees of the Agent), to the payment of the Secured Obligations, and to pay any remaining proceeds to the applicable Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of such Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines. Each Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.

(d)  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and the applicable Pledgor shall not be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after the Agent shall have entered into such an agreement, any and all Events of Default shall have been remedied and the Obligations paid in full.

(e)  The Agent shall have the right, with full power of substitution either in the Agent’s name or the name of any Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

(f)  The Agent shall be entitled to the appointment of a receiver or trustee for all or any part of the businesses of a Pledgor or a Subsidiary of a Pledgor, which receiver shall have such powers as may be conferred by law or the appointing authority.

10.2  Agent May Exercise Less Than All Rights. Each Pledgor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised.

10.3  Duties of Pledgors and Subsidiaries of the Pledgors With Respect to Transferee. In the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called “Transferee”) or shall purchase or retain all or any of the Collateral, each Pledgor and each Subsidiary of such Pledgor shall:

(a)  Deliver to the Agent or Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of such Pledgor and each Subsidiary of such Pledgor;

(b)  Use its best efforts to obtain resignations of the persons then serving as officers and directors of such Pledgor and each Subsidiary of such Pledgor, if so requested; and

(c)  Use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of the issuer.

11.  SECURITIES LAW PROVISION.

Each Pledgor recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws. Each Pledgor and each Subsidiary thereof shall cooperate with the Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by the Agent) applicable to the sale of the Collateral by the Agent.

12.  SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGORS.

12.1  Absolute Nature of Security Interest. All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the terms of the Transaction Documents or any other instrument or document relating hereto or thereto, (b) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of any terms related thereto, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor or any other Person in respect of the Secured Obligations or in respect of this Agreement or any other Transaction Document or any obligations hereunder or thereunder.

12.2  No Duty To Marshal Assets. The Agent shall have no obligation to marshal any assets in favor of the Pledgors or any other Person or against or in payment of any or all of the Obligations.

12.3  Waiver with Right of Subrogation, Etc. The Pledgors acknowledge that until all the Obligations shall have been indefeasibly paid in full, the Pledgors shall have no right (and hereby waive any such right) of subrogation, reimbursement, or indemnity whatsoever, in respect of any Pledgor and any Subsidiary of a Pledgor, arising out of remedies exercised by the Agent hereunder.

12.4  Compliance with Organizational Documents. To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner, member, shareholder or other equity owner, as applicable, of any Subsidiary of a Pledgor or compliance with any provisions of the Organizational Documents of any Subsidiary of such Pledgor, such Pledgor hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.

12.5  Waivers. Each Pledgor hereby waives notice of acceptance of this Agreement. Each Pledgor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which such Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement or any of the other Transaction Documents. Each Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Transaction Document; and each Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or in any other Transaction Document delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

12.6  Acknowledgment Regarding Waivers. EACH PLEDGOR’S WAIVERS UNDER THIS SECTION 12 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH PLEDGOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

13.  NON-WAIVER AND NON-EXCLUSIVE REMEDIES.

13.1  Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Transaction Document or under law.

13.2  Delay and Non-Waiver. No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

14.  NO IMPLIED WAIVERS. No failure or delay on the part of the Agent in exercising any right, power or privilege under this Agreement or the other Transaction Documents and no course of dealing between a Pledgor, on the one hand, and the Agent or the Purchasers, on the other hand, shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement or the other Transaction Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights or remedies which the Agent or the Purchasers would otherwise have. No notice to or demand on the Pledgors in any case shall entitle the Pledgors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent or the Purchasers to take any other or further action in any circumstances without notice or demand. Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

15.  EFFECT OF PLEDGE ON CERTAIN SHAREHOLDER RIGHTS.

If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of their class, designation, preference or rights) or other instruments that may be converted into voting equity ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements of the issuer or any Pledgor to the contrary.

16.  CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS.

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until terminated pursuant to Section 16 below, (b) be binding upon each Pledgor, its successors and assigns and (c) inure to the benefit of the Agent, the Purchasers and their respective successors, transferees and assigns provided, however, that no Pledgor shall be permitted to transfer any of its obligations hereunder except as otherwise permitted by the Securities Purchase Agreement.

17.  TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL.

17.1  Termination of Agreement. At such time as all the Secured Obligations in respect of the Notes have been indefeasibly paid in full (including the conversion in full of the Notes), then this Agreement shall terminate and the Collateral shall be released pursuant to subsection 17.2.

17.2  Duties of Agent With Respect To Release of Collateral. When this Agreement terminates pursuant to subsection 17.1 above, the Agent shall reassign and deliver to the Pledgors, or to such Person or Persons as the Pledgors shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Pledgors.

17.3  Release of Certain Collateral. Effective upon the closing of a sale or other disposition of any Collateral and the application of proceeds in conformity with the provisions of the Securities Purchase Agreement, and receipt by the Agent of a certification to such effect from an authorized officer of the Borrower, the security interest in the assets which are the subject of the sale or other disposition (the “Sold Collateral”) shall terminate. The Agent shall thereupon reassign and deliver to the applicable Pledgors, or to such Person as such Pledgors shall designate, against receipt, the Sold Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of such Pledgors.

18.  PAYMENT OF COSTS AND EXPENSES; INDEMNITIES. Without limiting any other cost reimbursement or expense reimbursement provisions in the Transaction Documents,

18.1  Payment of Costs and Expenses. Upon demand, the Pledgors shall pay to the Agent the amount of any and all reasonable expenses incurred by the Agent and the Purchasers hereunder or in connection herewith, including, without limitation, reasonable fees of counsel to the Agent and the Purchasers and those other expenses that may be incurred in connection with (a) the administration of this Agreement (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Agent or the Purchasers hereunder or (d) the failure of the Pledgors to perform or observe any of the provisions hereof.

18.2  Fees. Each Pledgor shall, upon demand, pay to the Agent such reasonable fees (in addition to its expenses) for its services as the Agent as may be agreed upon from time to time between the Agent and the Pledgors.

18.3  Indemnification. Each Pledgor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.

18.4  Taxes. Each Pledgor shall pay to the Agent, upon demand, the amount of any taxes which the Agent may have been required to pay by reason of the security interests established pursuant to this Agreement (including any applicable transfer taxes).

18.5  Additional Obligations. Any amounts payable pursuant to this Section 18 shall be additional Secured Obligations secured hereby.

19.  MISCELLANEOUS PROVISIONS.

19.1  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

19.2  Specific Performance. Each Pledgor hereby authorizes the Agent and the Purchasers to demand specific performance of this Agreement at any time when a Pledgor shall have failed to comply with any provision hereof, and each Pledgor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

19.3  Successors and Assigns. Except as otherwise provided in the Securities Purchase Agreement, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Pledgors and without prior notice. No Pledgor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Securities Purchase Agreement. The rights and privileges of the Agent and the Purchasers under this Agreement shall inure to the benefit of their respective successors, assigns and participants. All promises, covenants and agreements of each Pledgor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such Person. Notwithstanding the foregoing, if there is any assignment of any obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of a Pledgor shall bind the successors and assigns of such Pledgor, jointly and severally (if applicable), together with the pre-existing Pledgor whether or not such new Pledgor shall execute a joinder to this Agreement.

19.4  Amendments and Waivers. This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and, except as expressly provided herein, shall not be affected by reference to any other documents. The Purchasers holding 75% of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto. The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.

19.5  Notices and Communications. Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Securities Purchase Agreement and delivered at the addresses set forth on the signature pages to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

19.6  Headings; Counterparts. Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of such signature page.

19.7  Severability. Every provision of this Agreement is intended to be severable. If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein. Any such invalidity or unenforceability of any term or provision in this Agreement in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

19.8  Relationship with Securities Purchase Agreement. To the extent that any provision of this Agreement is inconsistent with any provision of the Securities Purchase Agreement, the terms of the Securities Purchase Agreement shall control.

19.9  Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial. For the purpose of any action that may be brought in connection with this Agreement, each Pledgor hereby consents to the jurisdiction and venue of the courts of the State of New York or of any federal court located in such state and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Pledgor at the address provided for in Section 19.5 (Notices and Communications). Service so made shall be deemed to be completed upon actual receipt at the address specified in said section. Each Pledgor waives the right to contest the jurisdiction and venue of the courts located in the county of New York, State of New York on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the county of New York, State of New York, or (b) any Purchaser other than in a state within the United States designated by such Purchaser. The provisions of this Section shall not limit or otherwise affect the right of the Agent or any Purchaser to institute and conduct an action in any other appropriate manner, jurisdiction or court.

NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. EACH PARTY TO THIS AGREEMENT (a) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGOR:
NESTOR, INC.

By:/s/Nigel P. Hebborn
Name: Nigel P. Hebborn
Title: CFO

Notice Information
42 Oriental Street
Providence, RI 02908
Phone No.: 401-274-5658x738
Fax No. 401-274-5707
Attention: Benjamin M. Alexander, Esq.

PLEDGOR:
NESTOR TRAFFIC SYSTEMS, INC.

By:/s/Nigel P. Hebborn
Name: Nigel P. Hebborn
Title: CFO

Notice Information
42 Oriental Street
Providence, RI 02908
Phone No.: 401-274-5658x738
Fax No. 401-274-5707
Attention: Benjamin M. Alexander, Esq.

PLEDGOR:
CROSSINGGUARD, INC.

By:/s/Nigel P. Hebborn
Name: Nigel P. Hebborn
Title: CFO

Notice Information
42 Oriental Street
Providence, RI 02908
Phone No.: 401-274-5658x738
Fax No. 401-274-5707
Attention: Benjamin M. Alexander, Esq.

[Signature Page to Borrower/Subsidiary Pledge Agreement]

AGENT:	U.S. BANK NATIONAL ASSOCIATION in its capacity as Agent

By:/s/Arthur L. Blakeslee
Name: Arthur L. Blakeslee
Title: Vice President

Notice Information
U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Telephone: (860) 241-6859
Facsimile: (860) 241-6881
Attention: Arthur Blakeslee

[Signature Page to Borrower/Subsidiary Pledge Agreement]

Schedule I

Pledged Securities

Schedule II

Locations of Pledgors